HARMON INDUSTRIES, INC.                                            EXHIBIT 11A
FORM 10-K                                                          -----------
DECEMBER 31, 1996


Computation of earnings per share (Instruction H(g))
----------------------------------------------------

Computation of the average number of shares of Common Stock outstanding for the three months ended December 31, 1996 and 1995.

                                      (1)           (2)              (3)                  (4)
                                                                                Average number of
                                                                                shares outstanding
                                                                                as shown on
                                                                                consolidated statements
                                Shares of       Number                          of operations (3)
                                 common         of days         Share days      divided by number
                                 stock          outstanding      (2 x 1)        of days in period
                                ---------       -----------    ------------     -----------------------
           1996

October 1 - December 31         6,823,273             92       627,741,116

Options exercised                   1,000              8             8,000
                                    5,000              7            35,000

Equivalent shares under the
 Company's option plans            39,897             92         3,670,524
                                                              ------------
                                                               631,454,640               6,863,637
                                                              ------------               ---------
                                                              ------------               ---------


           1995

October 1 - December 31         6,805,626             92       626,117,592

Equivalent shares under
 the Company's bonus plan           2,698             92           248,189

Equivalent shares under the
 Company's option plans            25,461            92          2,342,412
                                                              ------------
                                                               628,708,193               6,833,785
                                                              ------------               ---------
                                                              ------------               ---------

Computation of the average number of shares of Common Stock outstanding for the twelve months ended December 31, 1996 and 1995.

                  1996

Quarter 1 weighted average     6,828,883
Quarter 2 weighted average     6,834,674
Quarter 3 weighted average     6,837,743
Quarter 4 weighted average     6,844,216
                                           Divided by
                              27,345,516   4 quarters =        6,836,379
                                                               ---------
                                                               ---------




                  1995

Quarter 1 weighted average     6,814,783
Quarter 2 weighted average     6,823,650
Quarter 3 weighted average     6,837,112
Quarter 4 weighted average     6,833,785
                                           Divided by
                              27,309,330   4 quarters =        6,827,333
                                                               ---------
                                                               ---------
                                     30